UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. 1)

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[   ]         Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]         Definitive Proxy Statement
[   ]         Definitive Additional Materials
[   ]         Soliciting Material Pursuant to ss.240.14a-12

ARC WIRELESS SOLUTIONS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person Filing Proxy Statement, if other than Registrant)

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AMENDMENT NO. 1 TO
PROXY STATEMENT

ARC WIRELESS SOLUTIONS, INC.
10601 West 48th Avenue
I-70 Frontage Road North
Wheat Ridge, Colorado 80033-2660
(303) 421-4063

ANNUAL MEETING OF SHAREHOLDERS to be held
December 16, 2009

Explanatory Note: This Amendment Number 1 to the Proxy Statement of Arc Wireless Solutions, Inc. (the “Company”), amends only those Items of the Proxy Statement originally filed on December 1, 2009 which are contained herein.  All other Items of the Proxy Statement originally filed on December 1, 2009 are incorporated herein by reference thereto without changes.  This Amendment is filed to revise that item pertaining to Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Act of 1934, as amended (the “Exchange Act”) requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of ours. Based solely on our review of the copies of such forms we received, we believe that during the year ended December 31, 2008, all such filing requirements applicable to our officers and directors were complied with, except that reports were filed late by the following persons:

Name	Number of Late Reports	Transactions Not Timely Reported	Known Failures to File a Required Form (a)
Jason Young Chief Executive Officer Chairman of the Board of Directors	2	2	2
Viktor Nemeth Director	1	1	1
Marco Vega Director	1	1	1
Randall P. Marx Chief Executive Officer, Director, and Secretary	1	1	1
Donald A. Huebner Director	1	1	1
Robert E. Wade Director	1	1	1
Sigmund A. Balaban Director	1	1	1
Richard L. Anderson Executive Vice President	1	1	1
Monty R. Lamirato Chief Financial Officer and Treasurer	1	1	1
Evansville Limited 10% shareholder	1	1	1
Brean Murray Carret Group, Inc. 10% shareholder	1	1	1

(a) The Company has only recently become aware of the delinquent filing of Form 3s and Form 4s by current and former officers, directors, and 10% owners.  The Company intends to take action to rectify this situation for the current officers, directors and 10% shareholders within the next ten (10) days.

AVAILABILITY OF REPORTS ON FORM 10-K AND FORM 10-K/A

A copy of Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008 is being sent to each shareholder with this Amended Proxy Statement.  Upon written request, we will provide, without charge, a copy of our 2008 Form 10-K and Amendment thereto or other SEC filings to any shareholder of record, or to any shareholder who owns Common Stock listed in the name of a bank or broker as nominee, at the close of business on November 24, 2009.  Any request for a copy of our 2008 Form 10-K and Amendment thereto or other SEC filings should be mailed to ARC Wireless Solutions, Inc., 10601 West 48th Avenue, I-70 Frontage Road North, Wheat Ridge, Colorado 80033-2660, Attention: Investor Relations.

FORWARD-LOOKING STATEMENTS

This Amended Proxy Statement and materials delivered with this Amended Proxy Statement include “forward-looking” statements. All statements other than statements of historical facts included in this Amended Proxy Statement and materials delivered with this Amended Proxy Statement, including without limitation statements regarding our financial position, business strategy, and plans and objectives of management for future operations and capital expenditures, are forward-looking statements.  Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct.  Additional statements concerning important factors that could cause actual results to differ materially from our expectations (“Cautionary Statements”) are disclosed in the “Forward-Looking Statements- Cautionary Statements” section of our Annual Report on Form 10-K for the year ended December 31, 2008.  All written and oral forward-looking statements attributable to us or persons acting on our behalf subsequent to the date of this Amended Proxy Statement are expressly qualified in their entirety by the Cautionary Statements.

This Amended Proxy Statement is sent by order of the Board of Directors.

Dated: December 9, 2009	Jason T. Young
Chief Executive Officer

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